                                                            EXHIBIT 4(y)
     Form of Certificate for Shares of Common Stock

                         COMMON            par value one dollar
                          STOCK                  ($1) per share

   [Chemist picture]
         Number
                       OLIN
                       CORPORATION                                        Shares
                       Incorporated under the laws of
                       the Commonwealth of Virginia.
                       This certificate is transferable
[OLIN                  in New York.
LOGO]                                                        CUSIP 680665 20 5
                                           See reverse for certain definitions
THIS
CERTIFIES
THAT
    _______________________________________________________

     (SEAL)
Olin Corporation
      1892

IS THE OWNER OF
               ____________________________________________

______________________FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
     OLIN CORPORATION, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation's Certificate of Incorporation and By-laws, both as amended, to all of which each holder by acceptance hereof assents. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

        Witness the facsimile signatures of the Corporation's proper officers, and a facsimile of its corporate seal.

     Dated
         Johnnie M. Jackson, Jr.                    John W. Johnstone, Jr.
                       Secretary                     Chairman of the Board

                       Countersigned and Registered:
                                              Chemical Bank,
                                                               Transfer Agent
                                                                 and Registrar
                       By
                                                            Authorized Officer
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                                 [REVERSE SIDE]

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Phrase                                                      Phrase
Abbreviation                     Equivalent                 Abbreviation        Equivalent
- ------------                     ----------                 ------------        ----------
JT TEN                           As joint tenants, with     TEN BY ENT          As Tenants by the
                                 right of survivorship                          entireties
                                 and not as tenants in
                                 common

TEN IN COM                       As tenants in common       UNIF GIFT           Uniform Gifts to
                                                            MIN ACT             Minors Act

Word
Abbreviation                     Equivalent
- ------------                     ----------
ADM                              Administrator(s)
                                 Administratrix
AGMT                             Agreement
ART                              Article
CH                               Chapter
CUST                             Custodian for
DEC                              Declaration
EST                              Estate, Of estate of
EX                               Executor(s), Executrix
FBO                              For the benefit of
FDN                              Foundation
GDN                              Guardian(s)
GDNSHP                           Guardianship
MIN                              Minor(s)
PAR                              Paragraph
PL                               Public Law
TR                               (As) trustee(s), for, of
U                                Under
UA                               Under agreement
UW                               Under will of.  Of will of.
                                 Under last will & testament

                                OLIN CORPORATION

     A copy of the Articles of Incorporation, as amended, of the Corporation containing a full statement of the designations, preferences, limitations and relative rights of the shares of Common Stock and Preferred Stock, and the variations in the relative rights, preferences and limitations between the shares of each series of Preferred Stock so far as the same have been fixed and determined, and of the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series, may be obtained, without charge, from the Transfer Agent or the office of the Secretary of the Corporation, upon written request by a Shareholder.

ASSIGNMENT FORM

For value received ____________________ hereby sell, assign and transfer
                         (I or we)
__________________ shares of the capital stock represented by this certificate
   (amount)
to ___________________________________________________________________________

PLEASE INSERT SOCIAL   _______________________________________________________
SECURITY OR OTHER            (Print full name an address of Assignee)
IDENTIFYING NUMBER
OF ASSIGNEE            ______________________________________________________
_____________________

                                                /  /  /  /  /  / Assignee,
_______________________________________________________________
                                              zip code

and do irrevocably constitute and appoint _______________________________
                                            (Leave blank or fill in as
                                             explained in Notice below)
as Attorney to transfer the said Stock on the books of the Corporation with full power of substitution.

Dated__________________ X ________________________________________________
                          (Sign here exactly as name(s) is shown on the face of this certificate without any change or alteration whatever.)

IMPORTANT NOTICE: When you sign your name to this Assignment Form without filling in the name of your "Assignee" or "Attorney", this stock certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the "Assignee" blank, or (ii) if you are sending the signed certificate to your bank or broker, fill in the name of the bank or broker in the "Attorney" blank. Alternatively, instead of using this Assignment Form, you may sign a separate "stock power" form and then mail the unsigned stock certificate and the signed "stock power" in separate envelopes. For added protection, use certified or registered mail for a stock certificate.
        Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Olin Corporation and Manufacturers Hanover Trust Company (now Chemical Bank) dated as of February 27, 1986 (the "Rights Agreement), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Olin Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Olin Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.